Exhibit 99.1

ARAX Holdings Corp. Announces Filing of 2024 Form 10-K, Marks Major Recovery Milestone and Provides Strategic Business Update

June 11, 2026

New York – ARAX Holdings Corp. (“ARAX” or the “Company”) today announced the successful filing of its Annual Report on Form 10-K for the fiscal year ended October 31, 2024, representing a major milestone in the Company’s recovery following one of the largest audit disruptions affecting U.S. public companies in recent years.

Recovery Following the BF Borgers Audit Crisis

In 2024, the U.S. Securities and Exchange Commission (SEC) charged BF Borgers CPA PC and its owner, Benjamin F. Borgers, with massive fraud and deliberate failures to comply with the auditing standards of the Public Company Accounting Oversight Board (PCAOB). According to the SEC, the misconduct affected more than 1,500 SEC filings between January 2021 and June 2023 and resulted in approximately $14 million in combined penalties, together with a permanent bar from practicing before the SEC. ttps://www.sec.gov/newsroom/press-releases/2024-51

The consequences extended throughout the public markets. Hundreds of publicly traded companies and broker-dealers that relied on the firm were forced to dismiss their auditors, appoint new PCAOB-registered firms, review prior financial statements, and, in many cases, restate previously issued filings.

ARAX was among the companies impacted by this unprecedented situation.

Despite these extraordinary circumstances, ARAX successfully completed and filed its 2024 Form 10-K on June 10, 2026. The Company also completed the necessary restatement of some of the financial reports in its 2023 Form 10-K, requiring substantial management effort, significant professional costs, and considerable time.

Management views this filing as a major milestone in the restoring of the Company’s reporting status and positioning ARAX for its next phase of growth.

ARAX Never Stopped Building

While management devoted significant resources to resolving reporting matters, the Company continued to invest heavily in technology development and commercial infrastructure.

Rather than creating isolated software products, ARAX has been building a dynamic Blockchain-as-a-Platform (BaaP) Ecosystem, an interoperable enterprise network designed to connect organizations, transactions, digital identities, assets, documentation, payments, and data into a unified trusted infrastructure.

The ARAX BaaP ecosystem is continuously evolving. Every new application strengthens the capabilities of the overall platform, allowing enterprise systems, financial services, digital assets, real-world assets, payments, trade finance, tokenization, and settlement services to operate within a common framework for trusted transaction management, data management, identity, verification, compliance, and value exchange.

Management believes that the true value of ARAX lies not in individual software applications, but in the creation of an integrated ecosystem where every participant, whether a business, financial institution, government agency, logistics provider, merchant, or consumer, can securely exchange information and value through interoperable infrastructure.

Expanding Enterprise Ecosystem

The ARAX ecosystem currently includes:

●	Blockchain-as-a-Platform (BaaP) enterprise infrastructure;

●	Commodity Trade Platform;

●	Trade Finance and DeFi Platform;

●	Ping Exchange Digital Marketplace;

●	Real-World Asset (RWA) Tokenization and Trading Platform;

●	Core Token Smart Contract Platform and Core Tokenizer;

●	Digital Product Passport Infrastructure;

●	CorePay Payment Orchestration Platform;

●	Wall Money Financial Services Platform;

●	Stable Token and Digital Settlement Infrastructure; and

●	Digital Verification and Age Verification Services.

Together, these technologies are designed to create a trusted enterprise ecosystem where digital identity, data management, payments, tokenization, compliance, and settlement operate seamlessly across multiple industries.

Active Commercial Use Cases

The Company is actively developing practical commercial applications where multiple technologies operate together rather than independently.

Enterprise Software, Cybersecurity, Compliance, Commodity Trade and Trade Finance

ARAX is integrating enterprise software, cybersecurity frameworks, compliance, digital identity, documentation management, tokenization, and settlement infrastructure into comprehensive solutions for commodity trading and trade finance.

The objective is to create transparent, secure, and efficient ecosystems connecting buyers, sellers, financiers, insurers, logistics providers, regulators, and service providers while reducing operational friction and increasing trust across global supply chains.

Fleet Management, Data Logistics and Intelligent Mobility

Through its fleet management infrastructure initiative, ARAX is developing an intelligent mobility ecosystem combining fleet management, IoT and sensor connectivity, predictive analytics, digital twins, logistics optimization, event management, insurance integration, and data monetization.

The platform is intended to connect fleet software platforms, fleet owners, operators, manufacturers, maintenance providers, insurers, financiers, logistics companies, and third-party service providers into a unified ecosystem where trusted operational data creates new efficiencies and revenue opportunities.

Integrated E-Commerce, Tokenization and Merchandise Data Management

ARAX is developing interoperability with leading e-commerce platforms such as WooCommerce and Shopify, enabling blockchain-based product identities, Digital Product Passports, tokenized merchandise, inventory management, customer engagement, and trusted data exchange.

The objective is to transform traditional online stores into intelligent digital commerce ecosystems where products become verifiable digital assets capable of participating in broader data, loyalty, financing, and settlement networks.

Real-World Asset (RWA) Tokenization, Trading and Settlement

ARAX is actively developing infrastructure to support the tokenization, management, trading, financing, and settlement of a broad range of real-world assets.

These include:

●	Real estate;

●	Private and public equity instruments where permitted;

●	Commodity inventories;

●	Non-ferrous metals;

●	Precious metals;

●	Mineral concentrates;

●	Trade finance instruments; and

●	Other physical and financial assets that can benefit from digital ownership records and transparent transaction management.

The Company’s approach extends well beyond simply issuing tokens. ARAX is developing a comprehensive ecosystem combining Digital Product Passports, asset verification, ownership management, compliance workflows, digital identity, settlement infrastructure, and marketplace access through its RWA Tokenization and Trading Platform and Ping Exchange ecosystem.

Management believes the convergence of tokenization, digital settlement, compliance, and trusted data management has the potential to transform how physical and financial assets are financed, traded, managed, and transferred across global markets.

Aviation Infrastructure, FAA Modernization and Secure ATC Data Networks

ARAX is also participating with a third-party technology partner in opportunities related to the modernization of aviation infrastructure, including activities associated with Federal Aviation Administration (FAA) technology upgrades and next-generation Air Traffic Control (ATC) systems.

The Company’s role is centered on providing secure, decentralized, and interoperable infrastructure for trusted data management, digital identity, event logging, and resilient communications. Leveraging the ARAX Blockchain-as-a-Platform (BaaP) ecosystem together with the Lunaº Mesh decentralized networking architecture, the solution is designed to support highly secure, distributed, and fault-tolerant environments for mission-critical information exchange.

Potential use cases include the secure management and verification of operational data, infrastructure asset records, maintenance events, digital identities, equipment provenance, sensor data integration, and trusted communications across geographically distributed aviation networks. The decentralized architecture is intended to enhance resilience, reduce single points of failure, improve auditability, and provide secure interoperability between legacy systems and next-generation digital infrastructure.

Management believes that the combination of blockchain-based data integrity, decentralized mesh networking, and enterprise interoperability positions ARAX to participate in future aviation modernization initiatives and other critical infrastructure projects where security, reliability, and trusted data exchange are essential.

Path Toward Becoming Current

With the successful filing of the 2024 Form 10-K, management continues working diligently to complete the Company’s remaining SEC reporting obligations, including its 2025 Annual Report on Form 10-K together with its Quarterly Reports for Q1, Q2, and Q3.

Management is confident that, subject to the completion of the remaining audit and reporting processes, ARAX can become fully current in its SEC reporting obligations within the next six to eight weeks.

The Company believes that achieving current reporting status will allow management to devote substantially greater attention to business development, commercialization, strategic partnerships, customer acquisition, and shareholder value.

Statement from Michael Loubser, Chief Executive Officer

“We recognize the patience, confidence, and continued support of our shareholders, partners, customers, stakeholders and our development teams, throughout what has undoubtedly been one of the most challenging periods in our Company’s history.

The successful filing of our 2024 Form 10-K represents a major milestone in ARAX’s recovery. It reflects not only our commitment to transparency and regulatory compliance, but also the determination of our team to overcome circumstances that affected hundreds of public companies.

What makes this achievement particularly meaningful is that while addressing these reporting challenges, we never stopped building. Over the past two years, we continued expanding the ARAX BaaP ecosystem into what we believe is a unique interoperable enterprise platform for transaction management, data management, digital identity, tokenization, payments, trade finance, and settlement across multiple industries.

Our immediate priority is to complete our remaining SEC reporting obligations and become fully current. Once this important objective has been achieved, management looks forward to focusing its full attention on commercialization, strategic partnerships, revenue generation, and creating long-term value for our shareholders.

The recovery phase is nearing completion. The foundation has been built. We are excited about the opportunities ahead and remain committed to executing our long-term vision.”

Michael Loubser
Chief Executive Officer
ARAX Holdings Corp.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this report may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”). All statements that are not historical facts are “forward-looking statements.” The words “estimate,” “project,” “intends,” “expects,” “anticipates,” “believes” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe harbor” provisions of the Act. These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. Investors should consider this cautionary statement and furthermore, no assurance can be made that the transaction described in this Report will be consummated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events